Exhibit 8(e)
form of
Appendix "B"
To
Custodian Agreement
Between
The Chase Manhattan Bank, N.A. and Each of the Investment
Companies Listed on Appendix "A" thereto
Dated as of _______________

The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of August 1, 1994 (the "Custodian Agreement"):
A. Additional Custodians:
CUSTODIAN      PURPOSE
Bank of New York     FICASH
       FITERM
B. Special Subcustodians:
SUBCUSTODIAN      PURPOSE
Bank of New York     FICASH
Citibank, N.A.      Global Bond Certificates*
C.  Foreign Subcustodians:
COUNTRY  FOREIGN SUBCUSTODIAN    DEPOSITORY
Argentina  Chase Manhattan Bank, N.A., Buenos Aires  Caja de Valores, S.A.

Australia  The Chase Manhattan Bank Australia Ltd.,  Austraclear Limited
   Sydney
         RITS
Austria   Creditanstalt-Bankverein,     Osterreichsche Kontrollbank
   Vienna      Aktiengesellschaft (OEKB)
Bangladesh  Standard Chartered Bank, Dhaka   None
Belgium   Generale Bank,      Caisse Interprofessionnelle       Brussels
  de Depot et de Virement de            Titres (CIK)

____________________
* Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund;
 Fidelity Investment Trust:  Fidelity New Markets Income Fund.
Bostawana  Barclays Bank of Bostawana Ltd.,    None
   Gaborone
Brazil   Banco Chase Manhattan, S.A.   Sao Paolo Stock Exchange
   Sao Paolo     (BOVESPA); Sistema Especial de             Liquidacao e
Custodia (SELIC)
Canada   Canada Trust Company, Toronto   Canadian Depository for
         Securities Ltd. (CDS)
   Royal Bank of Canada
Chile   Chase Manhattan Bank, N.A., Santiago  None

China-Shanghai  Hongkong & Shanghai Banking   Shanghai Securities Central
    Corp., Ltd.     Clearing & Registration Corp.             (SSCCRC)
China-Shenzhen  Hongkong & Shanghai Banking    Shenzhen Securities
Corp., Ltd.     Registrations Corp., Ltd. (SSRC)
Colombia  Cititrust Colombia S.A., Sociedad Fiduciaria,  None
Bogota
Czeck Republic  Ceskoslovenska Obchodni Banka, A.S., Prague Securities
Center (SCP)
Ecuador   Citibank, N.A., Quito

Denmark  Den Danske Bank, Copenhagen   Vaerdipapircentralen-VP Center
Egypt   National Bank of Egypt, Cairo   None

Finland   Merita Bnak, Ltd.,    Pankkitarkastus Virasto       Helsinki
("Securities Association")

France   Banque Paribas, Paris    SICOVAM

Germany  Chase Bank A.G., Frankfurt   Deutscher Kassenverein AG (DKV)
Ghana   Barclays Bank of Ghana Ltd., Accra  None

Greece   Barclays Bank Plc, Athens    Apothetirio Titlon, A.E.

Hong Kong  Chase Manhattan Bank, N.A.,   Hong Kong Securities
   Hong Kong     Clearing Co., (HKSCC), Central
         Clearing & Settlement System
         (CCASS)

Hungary   Citibank Budapest Rt.    Central Depository & Clearing House
         (Budapest) Ltd. (KELLER Ltd.)
India   Hongkong & Shanghai Banking Corp. Ltd.,   None
   Bombay
Indonesia  Hongkong & Shanghai Banking Corp. Ltd.,   None
   Jakarta
Ireland   Bank of Ireland, Dublin    None

Israel   Bank Leumi Le-Israel, B. M., Tel Aviv  Tel Aviv Stock Exchange
         (TASE) Clearinghouse Ltd.

Italy   Chase Manhattan Bank, N.A., Milan  Monte Titoli S.p.A.

Japan   The Fuji Bank, Limited, Tokyo   Japan Securities
         Depository Center (JASDEC)

Jordan   Arab Bank, PLC, Amman    None

Kenya   Barclays Bank of Kenya Ltd., Nairobi  None
Malaysia  The Chase Manhattan Bank   Malaysian Central Depository
   (M) Berhad     Sdn. Bhd. (MCD)
Mauritius  Hongkong & Shanghai Banking Corp. Ltd.,   None
   Port Louis
Mexico   Chase Manhattan Bank, Mexico, S.A.  Institucion para el Deposito de
   Institucion de Banca Multiple   Valores-S.D. INDEVAL, S.A.
de C.V.
Morocco  Banque Commerciale du Maroc,   None
   Casablanca
Netherlands  ABN-AMRO, Bank N.V.,    Nedelands Centraal Instituut
   Amsterdam     voor Giraal Effectenverkeer             BV (NECIGEF)/KAS
Associatie,             N.V.
New Zealand  National Nominees Ltd., Auckland   Austraclear Limited
         through the Reserve Bank of
         New Zealand (RBNZ)

Norway   Den norske Bank, Oslo    Verdipapirsentralen (VPS)

Pakistan   Citibank, N. A., Karachi    None

   Deutsche Bank AG, Karachi

Peru   Citibank, N.A., Lima    None

Philippines  Hongkong & Shanghai Banking    None
   Corp., Ltd., Manila
Poland   Bank Handlowy W. Warszawie, S.A., Warsaw National Depository of
Securities
Portugal   Banco Espirito Santo E Commercial   Central de Valores
Mobiliaros
   de Lisboa, S.A., Lisbon    (Interbolsa)
Singapore  Chase Manhattan Bank, N.A., Singapore  Central Depository Pte
Ltd. (CDP)
Slovak Republic Ceskoslovenska Obchodni, Banka, S.A. Stredisko Cennyah Papierov (SCP)
   Bratislava
South Africa  Standard Bank of South Africa, Ltd.,  The Central Depository
Limited
   Johannesburg
South Korea  Hongkong & Shanghai Banking Corp., Ltd.,  Korean Securities
Depository
   Seoul      (KSD)
Spain   Banque Bruxelles Lambert,   Servicio de Compensacion y
   Madrid      Liquidacion de Valores (SCLV)
   Chase Manhattan Bank, N.A., Madrid

Sri Lanka  Hongkong & Shanghai Banking Corp., Ltd.,  Central Depository
System
   Colombo     (Pvt) Limited (CDS)
Sweden   Skandinaviska Enskilda Banken, Stokholm  Vardepappercentralen VPC
AB

Switzerland  Union Bank of  Switzerland,   Schweizerische Effekten-
   Zurich      Giro A.G. (SEGA)
Taiwan   Chase Manhattan Bank, N.A.,   Taiwan Securities Central
   Taipei      Depository Co., Ltd. (TSCD)
Thailand   Chase Manhattan Bank, N.A., Bangkok  Share Depository Center
(SDC)
Transnational        CEDEL, S.A. Luxembourg
         Euroclear Clearance System
         Societe Cooperative, Belgium
Turkey   Chase Manhattan Bank, N.A., Istanbul  Takas ve Saklama A.S. (TvS)

United Kingdom  Chase Manhattan Bank, N.A., London  CREST

   First National Bank of Chicago, London

Uruguay   The First National Bank of Boston, Montevideo None

Venezuela  Citibank, N.A., Caracas    None

Zambia   Barclays Bank of Zambia Ltd., Lusaka  Lusaka Stock Exchange
Zimbabwe  Barclays Bank of Zimbabwe Ltd., Harare  None

  Each of the Investment Companies Listed on       Appendix "A" to the
Custodian Agreement,
  on Behalf of Each of Their Respective Portfolios
  [signature lines omitted]